Exhibit 10.9

AMENDED AND RESTATED CONSULTING AGREEMENT

THIS AMENDED AND RESTATED CONSULTING AGREEMENT (this “Agreement”) is made as of December 24, 2020, , by and between I.R Med Ltd., a company incorporated under the laws of the State of Israel with company number 515997500, having its principal place of business at ZHR Industrial Zone, Rosh Pina, Israel 12000 (the “Company”) and Mr. Aharon Klein, Israeli I.D. No. 0586738215, whose address is at 12 Yona Engel st Haifa Israel. (the “Consultant”)

WHEREAS, the Company and the Consultant entered into a Consulting Agreement dated October 1, 2019 (the “Original Agreement”), in order to retain the services of the Consultant, as an independent contractor; and

WHEREAS, the parties wish to continue the engagement but wish to make certain amendments to the Original Agreement, on the terms and conditions set forth herein, which terms and conditions will supersede and replace the terms of the Original Agreement as of the date hereof.

WHEREAS, the parties wish to set forth in writing their agreements and understanding with respect to provision of services by the Consultant to the Company.

NOW, THEREFORE, the parties agree as follows:

1. Scope of Services.

1.1 The Consultant hereby agrees to act as a consultant and provide the Company and its parent company (the “Parent”) with the services, as set forth in Exhibit A (the “Services”).

1.2 The Consultant will make its services available as required so that each of the Company and Parent may realize its objectives and as more fully set forth in Exhibit A.

1.3 Additional terms with respect to the provision of the Services are set forth in Exhibit A.

2. Consideration. In consideration for the Services hereunder, the Company agrees to pay the Consultant the amounts in the schedule set forth in Exhibit A (the “Compensation”), against provision of a valid invoice. The Consultant will invoice the Company on a monthly basis for the Services provided in the applicable month. The Compensation shall be paid by no later than 30 days of the invoice date.

2.1 Subject to approval by the board of directors of the (“Parent”), of an employee stock option plan pursuant to which Parent’s and Company’s employees, directors and other service providers will be entitled to participate (the “ESOP”) the Company shall ensure that the Parent grants you stock options under the ESOP (the “Option”) to purchase up to 240,000 shares of the Parent’s common stock, par value $0.001 per share (the “Common Stock”) under the terms described herein. The Option shall vest as follows: (i) immediately with respect to the Option for 80,000 shares of Common Stock and (ii) with respect to the balance of 160,000 shares of Common Stock, in eight (8) consecutive fiscal quarters, beginning with the quarter ending September 30, 2020. The Option shall be exercisable at a per share exercise price of $0.32 and shall otherwise be subject to the other terms and conditions specified in an Option Grant Agreement to be entered into between yourself and the Parent.

3. Expenses. During the term of this Agreement, the Consultant shall bill and the Company shall reimburse the Consultant for all reasonable out-of-pocket expenses which are approved in advance in writing by the Company, and which are incurred in connection with the performance of the Services detailed in this Agreement and its Exhibits. Without derogating from the foregoing, the Company shall be reimbursed an amount of NIS 5000 each month, for all expenses incurred by the Consultant in respect of the use and maintenance of a car.

4. Confidentiality. By executing this Agreement the Consultant reaffirms the provisions of the Proprietary Information, Non-Competition and Inventions Agreement, attached to the Original Agreement as Exhibit B.

5. Consultant Representations and Warranties. The Consultant represents and warrants, that the execution and delivery of this Agreement and the fulfillment of its terms: (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; (ii) do not require the consent of any person or entity; and (iii) the Company/Parent will be under no obligation of payment or otherwise to any third party in connection with or as a result of the Services. Further, with respect to any past engagement of the Consultant with third parties and with respect to any permitted engagement of the Consultant with any third party during the term of its engagement with the Company (for purposes hereof, such third parties shall be referred to as “Other Employers”), the Consultant represents, warrants and undertakes that: (a) his engagement with the Company is and/or will not be in breach of any of his undertakings toward Other Employers, and (b) he will not disclose to the Company/Parent, nor use, in provision of any services to the Company/Parent, any proprietary or confidential information belonging to any Other Employers. The Consultant agrees and undertakes to inform the Company, immediately after becoming aware of any matter that may in any way raise a conflict of interest between the Consultant and the Company/Parent.

6. Relationship of Parties; Indemnity.

6.1 The parties agree that the Consultant is an independent contractor. The Consultant understands and agrees that except as specifically provided in this Agreement, the Company does not grant to the Consultant the right or authority to make or give any agreement, statement, representation, warranty or other commitment, or to create any obligation of any kind, on behalf of the Company/Parnt. This Agreement shall not be construed to create any relationship of employment, association, agency, partnership or joint venture between the Company and the Consultant, nor shall it be construed to create any relationship other than that of principal and independent Consultant between the Company and the Consultant. The Consultant is not an employee of the Company, and the Company shall not be obligated to treat the Consultant as an employee.

6.2 The Consultant shall be responsible, solely and exclusively, to comply with all of his employment obligations under law, including, without limitation, for the payments of all taxes applicable to him as an independent contractor, payment of applicable Social Security, Health Insurance and other legal requirements. The Consultant will defend, indemnify and hold the Company harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals relating to any obligation imposed upon the Company to give any right (including the economic value of such right) or to pay any amount, including but not limited to, withholding taxes, social security, unemployment or disability insurance or similar items, in connection with the engagement with the Consultant, to the Consultant or any third party.

6.3 The Consultant warrants and represents that (i) the Consultant is registered as and maintains a file with the Income Tax authorities, (ii) the Consultant is registered with the National Insurance Institute and makes the required National Insurance Institute payments; (iii) the Consultant is registered with the VAT authorities, and (iv) the Consultant maintains books of account according to law and regularly transfers all the obligatory payments relating to the management of its business, to the relevant Israeli authorities.

6.4 It is agreed between the parties that should it be held by any competent judicial authority, that the relationship between the Consultant and the Company in respect of the Services provided pursuant to this Agreement is one of employer and employee and that the Company will have to bear any sum or payment not set in this agreement to the Consultant or to third parties, the following provisions shall apply:

6.4.1. Retroactively, from the Effective Date (as defined in Exhibit A) and in lieu of any Compensation, the Consultant or any third party, collectively shall be deemed to have been entitled only to a gross monthly salary (including for all over-time hours, if relevant) in an amount equal to 70% of the Compensation and all the remaining amounts shall be deemed to have been paid on account of all payments and social benefits (whether required to be paid to an employee under law, contract, custom or otherwise) and Consultant shall not be deemed to have been entitled to any other payments or benefits under law or otherwise. From the date of such holding and thereafter, Consultant shall only be entitled to the gross monthly salary in an amount equal to 70% of the Compensation and to the social benefits mandated under the law. All amounts paid or payable to Consultant will be subject to withholding in accordance with applicable law; and

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6.4.2. The Company shall be entitled to set off from the amounts due to the Consultant pursuant to this Agreement and/or in accordance with any other source, the amounts which the Consultant is liable to refund to it pursuant to this Section 6 or in accordance with any other source.

6.5 The terms of this Section 6 shall survive termination of this Agreement.

7. Term and Termination.

7.1 The term of this Agreement (the “Term”) shall commence as of the Effective Date (as detailed in Exhibit A) and shall continue until terminated in accordance with this Section 7.

7.2 Either party shall be entitled to terminate this Agreement by thirty (30) days prior written notice (the “Notice Period”). During the Notice Period, the Consultant shall continue to provide all Services and shall be entitled to receive the Consideration detailed above.

7.3 Notwithstanding anything else to the contrary herein, the Company may terminate this Agreement at any time for Cause. For purposes of this Agreement, termination for “Cause” shall mean and include with respect to the Consultant: (i) indictment or conviction of any felony involving moral turpitude or affecting the Company, its Parent or subsidiaries; (ii) embezzlement of funds of the Company, its Parent or subsidiaries; (iii) any material breach of this Agreement or Exhibit B, by the Consultant, and (iv) any conduct intentionally designed to harm the Company, its parent or subsidiaries.

7.4 Upon the termination of this Agreement, the Consultant shall promptly deliver to the Company all books, memoranda, plans, computer software, customer lists, records and data of every kind in whatever form or medium relating to the business and affairs of the Company which are then in its possession or control. Upon termination of this Agreement, for any reason, Consultant shall cooperate with the Company and use its best efforts to assist with the integration into the Company’s organization of the person or persons who will assume Consultant’s responsibilities, and Consultant will cease all references to the Company as a client, including on the Consultant’s website.

8. Miscellaneous

8.1 Notice. All notices, statements and reports required or contemplated herein by one Party to the other shall be in writing and shall be effective (i) if mailed, seven (7) business days after mailing with registered mail, (ii) if sent by messenger, upon receipt, and (iii) if sent via facsimile or e-mail, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt. The initial addresses of the parties for purposes of this Agreement shall be as set forth in the preamble.

8.2 No Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.3 Governing Law. This Agreement, including the validity, interpretation, or performance of this Agreement and any of its terms or provisions, and the rights and obligations of the parties under this Agreement shall be governed by, interpreted, construed and enforced in and only in accordance with, the domestic laws of the State of Israel without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Israel. The competent court in Tel Aviv-Jaffa will have the sole jurisdiction over any dispute arising under this Agreement.

8.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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8.5 Entire Agreement. This Agreement, including the Exhibits, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

8.6 Assignment. The Company shall have the right to assign this Agreement to any affiliate or subsidiary of the Company or any corporation or other entity owning or acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Consultant, its beneficiaries or legal representatives.

8.7 Interpretation. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures by facsimile or signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

IN WITNESS WHEREOF the parties have signed this Consulting Agreement as of the date first hereinabove set forth.

/S/ IR Med Ltd		/S/Aharon Klein
I.R Med Ltd.		Aharon Klein
By:	Oded Bashan
Title:	Chairman

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